EXHIBIT 23.16

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of PhyMatrix Corp. on Form S-4 (File No. 33- ) of our report dated December 14, 1995, on our audits of the financial statements of Pinnacle Associates, Inc. We also consent to the reference to our firm under the caption "Experts."


                                                   /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
July 29, 1996